EXHIBIT 23.2

                                                                 Arthur Andersen
                                                              Luboshitz Kasierer









                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
RADVision Ltd.
Tel Aviv, Israel


We  hereby  consent  to the  incorporation  by  reference,  in the  Registration
Statement on Form S-8 of RADVision Ltd. (the "Company") relating to the registration of 894,945 Ordinary Shares, par value NIS 0.1 per share, of the Company authorized for issuance under its 2001 Employee Stock Option Plan, of our report dated March 7, 2000, relating to the consolidated balance sheets of the Company and its subsidiaries as of December 31, 1998 and 1999, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the years ended December 31, 1997, 1998 and 1999, which report appears in the Company's Registration Statement on Form F-1, as amended, Registration No. 333-30916.



                                                      /s/Luboshitz Kasierer
                                                         Luboshitz Kasierer
                                                  Member Firm of Arthur Andersen


Tel Aviv, Israel
February 5, 2001